UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report:
November 20, 2025
(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.
(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1691 Michigan Avenue , Miami Beach , Florida	33139
(Address of principal executive offices)	(Zip Code)
786
-
297-9500
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 20, 2025, PSLF II SPV, LLC (the “Borrower”), a wholly-owned subsidiary of PennantPark Senior Secured Loan Fund II LLC (“PSSL II”), an unconsolidated joint venture of PennantPark Floating Rate Capital Ltd. (the “Company”), entered into a credit agreement (the “Credit Agreement”), by and among the Borrower, PennantPark Investment Advisers, LLC, as collateral manager (the “Collateral Manager”), the various lenders from time to time party thereto, Goldman Sachs Bank USA, as syndication agent, administrative agent and calculation agent, and Western Alliance Trust Company N.A., as collateral agent, collateral custodian and collateral administrator. In connection with the Credit Agreement, the lenders agreed to extend borrowings of up to $150 million (the “Facility Size”) to the Borrower.
In connection with the Credit Agreement, the Company entered into a
Non-Recourse
Carveout Guaranty Agreement (the “Guaranty”) with Goldman Sachs Bank USA. Pursuant to the Guaranty, the Company irrevocably and unconditionally guaranteed specified obligations arising from willful misconduct, fraud or misrepresentation under the transaction documents by any of the Borrower, PSSL II, the Company and their respective affiliates, directors, officers, employees and agents (each a “Sponsor Entity” and collectively, the “Sponsor Entities”); misappropriation or misuse of loan proceeds or collateral proceeds by or on behalf of any of the Sponsor Entities; improper asset transfers by the Borrower (or any subsequent borrower) for less than fair value; breaches of the Collateral Manager’s conflicts policy or certification; unauthorized liens or encumbrances on collateral; any covered impairment event; and the full amount of outstanding obligations if a bankruptcy or insolvency event is initiated or colluded in by a Sponsor Entity. A covered impairment event would occur when an impairment of collateral obligation arises (in whole or in part) from (1) the affiliation between the Borrower (or any subsequent borrower) and the obligor on that collateral obligation, or (2) willful or intentional actions taken by the applicable borrower entities, equity holder or collateral manager, in each case, where the impairment disadvantages the borrower’s rights relative to unaffiliated holders of the same collateral obligation. The amount guaranteed under the Guaranty is up to the Facility Size.
The description above is only a summary of the material terms of the Guaranty and is qualified in its entirety by reference to the Guaranty, a copy of which is filed as Exhibit 10.1 to this Form
8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by r eference
to this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Non-Recourse Carveout Guaranty Agreement, dated as of November 20, 2025, by and among PennantPark Floating Rate Capital Ltd., PennantPark Senior Secured Loan Fund II LLC and Goldman Sachs Bank USA

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2025		PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr.
Chief Financial Officer & Treasurer